Exhibit 99.3

WYNDHAM DESTINATIONS ANNOUNCES LAUNCH OF SENIOR SECURED NOTES OFFERING

ORLANDO, Fla. (July 20, 2020) - Wyndham Destinations, Inc. (NYSE:WYND) (the “Company”) announced today that it has launched a private offering (the “Offering”) of $500 million aggregate principal amount of senior secured notes due 2026 (the “Notes”), subject to customary and market conditions.

The Company intends to use the net proceeds of this Offering for general corporate purposes, which may include the repayment of outstanding indebtedness under its secured revolving credit facility, the future repayment of its 5.625% secured notes due March 2021 and the payment of related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes are being offered only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined under Rule 144A of the Securities Act, or outside the United States to non-“U.S. persons” in accordance with Regulation S under the Securities Act.

A confidential offering memorandum for the Offering of the Notes, dated as of today, is being made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This press release does not constitute a notice of repayment of outstanding indebtedness under the Company’s secured revolving credit facility or a notice of repayment of its 5.625% secured notes due March 2021.

About Wyndham Destinations, Inc.
Wyndham Destinations, Inc. (NYSE:WYND) believes in putting the world on vacation. As the world’s largest vacation ownership and exchange company, Wyndham Destinations offers everyday travelers the opportunity to own or exchange their vacation experience while enjoying the quality, flexibility and value that Wyndham delivers. The Company’s global presence in approximately 110 countries means more vacation choices for its more than four million members and owner families, with 230 resorts which offer a contemporary take on the timeshare model - including vacation club brands Club Wyndham®, WorldMark® by Wyndham, and Margaritaville Vacation Club® by Wyndham - and 4,200+ affiliated resorts through RCI, the world’s leader in vacation exchange. Year after year, a worldwide team of more than 17,000 associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Offering and the use of proceeds therefrom.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the potential impact of the COVID-19 pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest sales and tour flow and liquidity, general economic conditions, the performance of the financial and credit markets, access to liquidity, capital and financing as a result of COVID-19 and the terms and cost thereof, as well as the Company’s credit rating, the competition in and the economic environment for the timeshare industry, the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, pandemics (including the COVID-19 pandemic) or threats of pandemics, operating risks associated with the vacation ownership and vacation exchange businesses, uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“Spin-off”) Wyndham Hotels & Resorts, Inc. or the divestiture of our North American and European vacation rentals businesses or the acquisition of Alliance Reservations Network (“ARN”), unanticipated developments related to the impact of the Spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations, our ability to execute on our strategy, as well as those described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2020, its Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020 and subsequent periodic reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

SOURCE Wyndham Destinations
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Investor Contact: Christopher Agnew Senior Vice President, FP&A and Investor Relations (407) 626-4050 Christopher.Agnew@wyn.com	Media Contact: Steven Goldsmith Public Relations (407) 626-5882 Steven.Goldsmith@wyn.com
Web Resources:
Wyndham Destinations
Wyndham Destinations Investor Relations
Twitter: @WynDestinations
LinkedIn: @WyndhamDestinations

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